Exhibit 99.1

Boxlight Reports Second Quarter 2020 Results

Revenues of $7.8 Million

Gross Profit of 34%

Adjusted EBITDA Improvement of 69% to Loss of $0.3 Million

Lawrenceville, GA — Business Wire - August 14, 2020 — Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions for the global education market, today announced the Company’s financial results for the first quarter ended June 30, 2020.

Key Financial Highlights for Q2 2020

●	Revenues decreased by 28% to $7.8 million
●	Customer orders decreased by 55% to $6.4 million
●	Gross profit increased by 670 basis points to 34%
●	Operating expenses decreased by 17% to $3.5 million
●	Operating loss decreased by 36% to $0.8 million
●	Net loss was even at $1.4 million
●	EPS loss decreased by 40% to $(0.08)
●	Adjusted EBITDA loss decreased by 69% to $0.3 million
●	Adjusted EPS decreased by 81% to loss of $0.01
●	Ended quarter with $2.5 million in backlog orders
●	Working capital improved by 175% to $3.8 million
●	Stockholders’ equity improved by 1,757% to $10.7 million

Key Business Highlights for Q2 2020

●	Entered into a partnership with JB&A distribution
●	Acquired Robo3D and MyStemKits
●	Entered into a supply agreement and strategic partnership with CEC Finance and Logistics
●	Entered into a distribution agreement with CT International
●	Expanded partnership with Clayton County Public Schools
●	Closed $11.5 million secondary offering
●	Released MimioConnect software platform for virtual and blended learning

Management Commentary

“We made significant progress as a company during the second quarter, including closing an $11.5 million secondary offering, launching our MimioConnect software platform for virtual and blended learning environments, expanding our sales channel, and acquiring Robo3D and MyStemKits, a complete 3D printing solution for education,” commented Michael Pope, Chairman and Chief Executive Officer. “Additionally, subsequent to quarter end, we entered into a strategic partnership with Samsung Electronics America, and we raised another $34.5 million, positioning the company with a strong balance sheet, equipped for future acquisition and joint venture opportunities.

Although COVID-19 has created significant disruption to the education market globally, we are well positioned as a company to provide the solutions educators need to create engaging and collaborative experiences in any format including in-class, virtual and hybrid environments.

We are committed to driving sustained shareholder value by delivering strong revenue growth and improved profitability both organically and through strategic partnerships and acquisitions.”

Financial Results for the Three Months Ended June 30, 2020

Revenue for the three months ended June 30, 2020 was $7.8 million, a decrease of $3.0 million or 28%, compared to $10.8 million for the three months ended June 30, 2019. Revenue loss reflects decreased sales volume primarily related to school closures as a result of COVID-19.

Gross profit for the three months ended June 30, 2020 was $2.7 million, a decrease of $0.3 million, compared to $3.0 million for the three months ended June 30, 2019. The resulting gross margin was 34.4% for the three months ended June 30, 2020, compared to 27.7% for the three months ended June 30, 2019.

General and Administrative expenses for the three months ended June 30, 2020 was $3.2 million, a decrease of $0.7 million or 18%, compared to $3.9 million for the three months ended June 30, 2019. The decrease was primarily driven by reductions in tradeshow expense and contract services.

Research and development expenses for the three months ended June 30, 2020 was $0.3 million, a decrease of 12%, compared to $0.3 million for the three months ended June 30, 2019. The decrease was primarily driven by a decrease in contract services and salaries.

Operating loss for the three months ended June 30, 2020 was $0.8 million, a decrease of $0.4 million, or 36%, compared to $1.2 million for the three months ended June 30, 2019.

Other expense for the three months ended June 30, 2020 was expense of $0.6 million, as compared to an expense of $0.2 million for the three months ended June 30, 2019. The increase in other expense is related to the change in fair value of derivative liability of $0.3 million and increased interest expense of $0.1 million.

Net loss for the three months ended June 30, 2020 was $1.4 million remaining flat compared to $1.4 million for the three months ended June 30, 2019. The resulting EPS loss for the three months ended June 30, 2020 was $(0.08) per diluted share, compared to $(0.13) per diluted share for the three months ended June 30, 2019.

Adjusted EBITDA loss for the three months ended June 30, 2020 was $0.3 million, a decrease of $0.5 million or 69% compared to $0.8 million for the three months ended June 30, 2019.

At June 30, 2020, Boxlight had $6.1 million of cash, $28.1 million of total assets, $7.1 debt, and 31.9 million shares issued and outstanding.

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Financial Results for the Six Months Ended June 30, 2020

Revenue for the six months ended June 30, 2020 was $13.6 million, a decrease of $2.2 million or 14%, compared to $15.8 million for the six months ended June 30, 2019.

Gross profit for the six months ended June 30, 2020 was $4.3 million, a decrease of $0.4 million, compared to $4.7 million for the six months ended June 30, 2019. The resulting gross margin was 31.6% for the six months ended June 30, 2020, compared to 29.5% for the six months ended June 30, 2019.

General and administrative expenses for the six months ended June 30, 2020 was $7.1 million, a decrease of $0.6 million or 7%, compared to $7.7 million for the six months ended June 30, 2019. The decrease was primarily related to reductions in tradeshows and contract services offset by an increase in commissions.

Research and development expenses for the six months ended June 30, 2020 was $0.6 million, an increase of 7%, compared to $0.6 million for the six months ended June 30, 2019. The increase was primarily related to an increase in contract services offset by a decrease in salaries.

Operating loss for the six months ended June 30, 2020 was $3.5 million, a decrease of $0.1 million, or 3%, compared to $3.6 million for the six months ended June 30, 2019.

Other income (expense) for the six months ended June 30, 2020 was income of $0.1 million, as compared to an expense of $2.5 million for the six months ended June 30, 2019. The increase in other income is related to a gain on settlement of accounts payable $1.7 million, change in fair value of derivative liability $1.8 million offset by a loss on settlement of debt of $0.6 million and increased interest expense of $0.3 million.

Net loss for the six months ended June 30, 2020 was $3.4 million, a decrease of $2.6 million or 44%, compared to $6.0 million for the six months ended June 30, 2019. The resulting EPS loss for the six months ended June 30, 2020 was ($0.22) per diluted share, compared to ($0.58) per diluted share for the six months ended June 30, 2019.

Adjusted EBITDA loss for the six months ended June 30, 2020 was $1.3 million, a decrease of $1.3 million compared to $2.6 million for the six months ended June 30, 2019.

Adjusted EPS for the six months ended June 30, 2020 was ($0.09) per diluted share, compared to ($0.25) per diluted share for the six months ended June 30, 2019.

2nd Quarter 2020 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2020 financial results on Friday, August 14, 2020 at 9:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Friday, August 14, 2020
Time:	9:30 a.m. Eastern Time / 6:30 a.m. Pacific Time
Dial-in:	1-844-602-0380 (Domestic) 1-862-298-0970 (International)
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/36623

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on August 14, 2020 through 11:59 p.m. Eastern Time on August 28, 2020 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay pin number: 36623.

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Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA and Adjusted EBITDA as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and change in fair value of derivative liabilities. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”) is a leading provider of technology solutions for the global education market. The company aims to improve learning and engagement in classrooms and to help educators enhance student outcomes, by developing the products they need. The company develops, sells, and services its integrated, interactive solution suite including software, classroom technologies, professional development and support services. For more information about the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, competition in the industry, etc. Boxlight encourages you to review other factors that may affect its future results in Boxlight’s filings with the Securities and Exchange Commission.

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Boxlight Corporation

Consolidated Condensed Balance Sheets

	June 30, 2020	December 31, 2019
ASSETS
Current asset:
Cash and cash equivalents	$6,133,053	$1,172,994
Accounts receivable – trade, net of allowances	5,356,940	3,665,057
Inventories, net of reserves	2,868,192	3,318,857
Prepaid expenses and other current assets	3,172,768	1,765,741
Total current assets	17,530,953	9,922,649

Property and equipment, net of accumulated depreciation	198,653	207,397
Intangible assets, net of accumulated amortization	5,574,666	5,559,097
Goodwill	4,723,549	4,723,549
Other assets	62,327	56,193
Total assets	$28,090,148	$20,468,885

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$3,802,221	$4,721,417
Accounts payable and accrued expenses – related parties	2,221,350	5,031,367
Warranty reserve	2,713	12,775
Current portion of debt – third parties	5,388,350	4,536,227
Current portions of debt – related parties	383,726	368,383
Earn-out payable – related party	122,372	387,118
Deferred revenues – short-term	1,577,992	1,972,565
Derivative liabilities	192,304	146,604
Other short-term liabilities	30,560	31,417
Total current liabilities	13,721,588	17,207,873

Deferred revenues – long-term	2,350,154	2,582,602
Long-term debt – third parties	1,277,980	1,201,139
Long-term debt – related parties	-	108,228
Other long-term liabilities	9,006	16,696
Total liabilities	17,358,728	21,116,538

Stockholders’ deficit:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 shares issued and outstanding	17	17
Common stock, $0.0001 par value, 200,000,000 shares authorized; 31,857,327 and 11,698,697 Class A shares issued and outstanding, respectively	3,186	1,170
Additional paid-in capital	45,596,815	30,735,815
Subscriptions receivable	(200)	(200)
Accumulated deficit	(34,722,050)	(31,346,431)
Accumulated other comprehensive loss	(146,348)	(38,024)
Total stockholders’ equity (deficit)	10,731,420	(647,653)

Total liabilities and stockholders’ equity (deficit)	$28,090,148	$20,468,885

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Boxlight Corporation

Consolidated Condensed Statements of Operations and Comprehensive Loss

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
		(Note 1)		(Note 1)

Revenues, net	$7,827,718	$10,801,523	$13,550,767	$15,794,923
Cost of revenues	5,137,168	7,812,079	9,269,157	11,133,412
Gross profit	2,690,550	2,989,444	4,281,610	4,661,511

Operating expense:
General and administrative expenses	3,199,486	3,896,374	7,137,215	7,662,442
Research and development	285,210	324,582	601,966	560,578
Total operating expense	3,484,695	4,220,956	7,739,181	8,223,020

Loss from operations	(794,146)	(1,231,512)	(3,457,571)	(3,561,509)

Other income (expense):
Interest expense, net	(628,216)	(479,022)	(1,087,536)	(759,625)
Other income, net	17,655	23,670	75,605	44,879
Changes in fair value of derivative liabilities	(74,363)	263,260	(45,700)	(1,899,235)
Gain from settlements of liabilities	53,074	-	1,139,583	146,434
Total other expense	(631,850)	(192,092)	81,952	(2,467,547)

Net loss	$(1,425,996)	$(1,423,604)	$(3,375,619)	$(6,029,056)

Comprehensive loss:
Net loss	(1,425,996)	(1,423,604)	$(3,375,619)	$(6,029,056)
Other comprehensive loss:
Foreign currency translation gain (loss)	(4,897)	22,962	(108,324)	(15,186)
Total comprehensive loss	$(1,430,893)	$(1,400,642)	$(3,482,943)	$(6,044,242)

Net loss per common share – basic and diluted	$(0.08)	$(0.13)	$(0.22)	$(0.58)
Weighted average number of common shares outstanding – basic and diluted	17,637,458	10,590,451	15,065,644	10,424,054

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Boxlight Corporation

Reconciliation of net loss for the three months ended

	Three months ended
	June 30
(in thousands)	2020	2019
Net loss	$(1,426)	$(1,424)
Depreciation and amortization	221	225
Interest expense	628	479
EBITDA	$(577)	$(720)
Stock compensation expense	249	160
Change in fair value of derivative liabilities	74	(263)
Adjusted EBITDA	$(254)	$(823)

Boxlight Corporation

Reconciliation of net loss for the three months ended

	Six months ended
	June 30
(in thousands)	2020	2019
Net loss	$(3,376)	$(6,029)
Depreciation and amortization	440	467
Interest expense	1,088	760
EBITDA	$(1,848)	$(4,802)
Stock compensation expense	520	321
Change in fair value of derivative liabilities	46	1,899
Adjusted EBITDA	$(1,282)	$(2,582)

Media

Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

Michael Pope

+1 360-464-4478

michael.pope@boxlight.com

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